SOFTWARE DEVELOPMENT AGREEMENT


     THIS DEVELOPMENT AGREEMENT (this "Agreement") is made and entered into this 20th day of August, 1999, by and between Navi-GATES Partnership LLP (hereinafter "NAVI-GATES"), a Texas Limited Partnership with offices at 101 Westcott, Suite 304, Houston, Texas, 77007 and Sharp Technology Inc. (hereinafter "SHARP"), A Delaware Corporation with offices at 5120 Woodway, Suite 9029, Houston, Texas 77056.

WITNESSETH:

     WHEREAS, SHARP desires to engage NAVI-GATES to develop, create, test, and deliver certain programming code and materials, and to implement software products, and NAVI-GATES is interested in accepting such engagement, subject to the parties' further agreement on the scope and terms of such work; and

     WHEREAS, NAVI-GATES and SHARP mutually desire to set forth in this Agreement certain terms applicable to such work;

     NOW, THEREFORE, NAVI-GATES and SHARP, intending to be legally bound, hereby agree as follows:


SECTION  1

DEFINITIONS

     When used in this Agreement, the capitalized terms listed in this Section 1 shall have the following meanings:

     1.1 Customers -- shall mean any person or entity which uses the Project Code developed subject to this Agreement. Customers shall be deemed to be the ultimate users of the Project Code such that in the event the Project Code is re-distributed by a partner, affiliate or other entity with SHARP's permission, that the Customer shall be deemed to be the re-distributing entity's ultimate customer.

     1.2 Days - shall mean calendar days and include weekends and holidays unless otherwise stated.


     1.3 Deliverables -- shall mean all services, materials or manpower, developed for or delivered to SHARP by NAVI-GATES under this agreement.

          1.3.1 Services - Software Design and Development, Customized Software Maintenance, and Software Evaluation and Testing.

          1.3.2 Material -- shall mean software products, codes and documentation as hereunder.

          1.3.3  Manpower  --  shall  mean  Deputation  of  IT  Experts.

     1.4 Project Code -- shall mean computer programming code. If not otherwise specified, Code shall include both Object Code and Source Code in connection with the Project Specification appended hereto as Exhibit A.

          1.4.1 Object Code -- shall mean the machine-readable form of the Code.

          1.4.2 Source Code -- shall mean the human-readable form of the Code including all comments and any procedural code such as job control language.

     1.5 Derivative Work -- shall mean a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work. Both parties agree that SHARP shall have the right to independently develop software code which is the same or similar to the Project Code, so long as such independently developed code does note include any portion of the Project Code.

     1.6 Documentation -- shall mean user manuals and other written materials that relate to particular Project Code, including materials useful for design (e.g., logic manuals, flow charts, and principles of operation). Documentation shall include manuals or any other written materials relating to any Maintenance Modifications or Basic Enhancements thereto created by NAVI-GATES from time to time, in connection with any obligations under this or other Agreements.

     1.7 Enhancements -- shall mean changes and/or additions to NAVI-GATES deliverables issued hereunder, and other than Maintenance Modifications to Code and related Documentation, including all new releases, that improve functions, add new functions, or significantly improve performance by changes in system design or coding.

          1.7.1 Basic Enhancements -- shall mean any Enhancements that are not Major Enhancements.

          1.7.2 Major Enhancements -- shall mean changes and/or additions to the deliverables and/or other products that: (1) have a value and utility separate from the use of the Code and Documentation; (2) as a practical matter, may be priced and offered separately from the Code and Documentation; and (3) are not made available to any of NAVI-GATES'S customers without separate charge.


     1.8 Error -- shall mean any error, problem, or defect resulting from (1) an incorrect functioning of Code, or (2) an incorrect or incomplete statement of diagram in Documentation, if such an error, problem, or defect renders the Code inoperable, causes the Code to fail to meet the specifications thereof, causes the Documentation to be inaccurate or incomplete in any material respect, causes incorrect results, or causes incorrect functions to occur when any such deliverables are used.

     1.9 Maintenance Modifications -- shall mean any modifications or revisions, other than Enhancements, to Code or Documentation that correct Errors, support new releases of the operating systems with which the Code is designed to operate, support new input/output (I/O) devices, or provide other incidental updates and corrections in connection with this agreement.

     1.10  Project -- shall mean the development and delivery of "It's Your Net"
(IYN), in accordance with its detailed specifications and requirements including objectives, scope, boundaries, environment/platform, design, method of development and execution, and functionality as described in detail in Exhibit A to the Agreement. At a minimum, such Exhibit shall include:

          a. Description and/or specifications of the services to be performed and the Deliverables to be delivered to SHARP.

          c. The time schedule for performance and for delivery of the Deliverables

          d.   Completion  and  acceptance  criteria  for  the  Deliverables


In  addition,  the  Exhibit  A  may  include:

          1.   Provisions for written and/or oral progress reports by NAVI-GATES

          2. Detailed functional and technical specifications and standards for all services and Deliverables, including quality standards

          3.   Documentation  standards,  Test  plans  and  scripts


     1.11 NAVI-GATES'S Royalty Amount - shall mean royalties calculated at One United States Dollar (U.S. $1.00) per copy of the Project Code or any Derivative Work thereof sold or transferred for use to a Customer.



SECTION  2

CONTRACT  ADMINISTRATION  -  Intentionally  left  blank


SECTION  3

NOTICE  OF  DELAY

     NAVI-GATES agrees to notify SHARP promptly of any factor, occurrence, or event coming to its attention that may affect NAVI-GATES'S ability to meet the requirements outlined under this Agreement, or that is likely to occasion any material delay in delivery of Deliverables. Such notice shall be given in the event of any loss or reassignment of key employees or major equipment failure.


SECTION  4

COMPENSATION

     NAVI-GATES shall be compensated by SHARP for performance under this agreement as set forth below:

     4.1 Fixed Development Price. For completion of Project criteria as detailed in Exhibit A, including the delivery and acceptance of Project Code and Documentation, SHARP agrees to pay NAVI-GATES a development fee of Two Hundred Thousand United States Dollars ($200,000) as follows:

          a)   $15,000  upon  execution  of  this  Agreement

          b) $35,000 upon completion, delivery and acceptance of interfaced Alpha code, as further detailed in Exhibit A of this Agreement.

          c) $50,000 upon completion, delivery and acceptance of Beta code, as further detailed in Exhibit A of this Agreement.

          d) $50,000 upon completion, delivery and acceptance of First Golden Master code, as further detailed in Exhibit A of this Agreement.

          e)   $50,000  upon  final completion, delivery and acceptance of Final
               Project Code and Documentation requirements as detailed in Exhibit A of this Agreement.

     4.2 Royalties. SHARP shall also pay NAVI-GATES a Royalty per copy of the Project Code or any Derivative Work thereof, sold or transferred for use to a Customer. The amount of such royalty to be calculated in accordance with the terms of Section 1.11 of this Agreement.

     4.3 Certification and Payment of Royalty. SHARP shall, within sixty (60) days after the end of each fiscal quarter, certify to NAVI-GATES in writing as to all Royalty Amounts then due based upon delivery, sales, and use of the Project Code during the immediately preceding fiscal quarter, and shall accompany such certification by payment in full of the royalty Amount due in respect of such prior fiscal quarter ("Royalty Payments").

     4.4 Review of SHARP's Accounts. NAVI-GATES shall have the right, in its sole discretion and at its expense, not more than once a year, to have a review conducted, by a mutually acceptable independent accounting firm of national standing, of SHARPs books of record related to the sales and use of the Project Code. That review shall be for the strict purpose of making a determination that the amounts owed to NAVI-GATES have been or shall be properly paid in accordance with the terms of this Agreement. The results of this review shall be confidential, and may not be used for any other purpose. In the event the review results in the discovery of any underpayment of Royalty Amounts, and SHARP confirms that underpayment with any U.S. nationally recognized certified public accounting firm, the amount of the underpayment shall be paid to NAVI-GATES within fifteen (15) days of the date of that independent confirmation. In the event confirmed underpayments in Royalty Amount exceed five percent (5%) of the total royalty amount due for the period under review, SHARP agrees to reimburse NAVI-GATES for its expense incurred in conducting the review. Any overpayment of Royalty Amounts so confirmed shall likewise be reimbursed to SHARP by NAVI-GATES.

     4.5 Royalty-free Copies. NAVI-GATES grants SHARP the right to distribute 1,000 units of the Project Code royalty-free during any running twelve month period.


SECTION  5

EXPENSES

     Except as expressly agreed otherwise by SHARP, NAVI-GATES shall bear all of its own expense arising from its performance of its obligations under this Agreement. The foregoing not withstanding, for its own convenience , SHARP may elect to provide incidental services to Navi-GATES including limited work space(s), utilities, clerical assistance and reproduction services, supplies, and the like.


SECTION  6

DELIVERY  AND  ACCEPTANCE

     NAVI-GATES shall deliver all documentation and Project Code to SHARP's Technical Coordinator for testing and acceptance in accordance with the schedule detailed in Exhibit A. NAVI-GATES shall memorialize such delivery in a Delivery Confirmation that sets forth the nature and condition of the Deliverables, the medium of delivery, and the date of their delivery. SHARP's Technical Coordinator shall countersign such Delivery Confirmation so as to indicate its receipt of the contents. SHARP's Technical Coordinator shall commence acceptance testing immediately following its receipt of the Deliverables. Upon completion of such testing, SHARP shall issue to NAVI-GATES'S Technical Coordinator notice of acceptance or rejection of deliverables. In the event of rejection, SHARP shall give its reasons for rejection to NAVI-GATE'S Technical Coordinator in reasonable detail. NAVI-GATES shall use all reasonable effort to correct any deficiencies or non-conformities and resubmit the rejected items as promptly as possible. It is expressly declared by both SHARP and NAVI-GATES that time is of the essence as it relates to delivery and acceptance under this Agreement.

SECTION  7

OWNERSHIP,  RIGHTS,  INVENTIONS  AND  PATENTS

     7.1     Definitions.  As  used  in  this  Agreement:
          (a) "Conceived" and "Conception," as to an Invention, are used in the same sense as in the patent laws of the United States, and generally speaking refer to the formation of a complete mental picture of the Invention, requiring only routine work by a hypothetical person of ordinary skill in the art to which the Invention pertains to reduce the Invention to practice.
          (b) Intellectual Property Rights means any and all rights to exclude existing from time to time in a specified jurisdiction under patent law, copyright law, moral rights law, trade-secret law,semiconductor chip protection law, trademark law, unfair competition law, or other similar rights.
          (c) "Invention" means any invention, discovery, process, art, method (including mathematical algorithms), machine, manufacture, composition of matter, or improvement thereof, whether or not patentable, to the extent that it is the subject of an Intellectual Property Right.
          (d)   "Work  of  Authorship"  means:
               (1) a work of authorship protectable under the copyright laws of an applicable jurisdiction, or
               (2) a mask work protectable under the semiconductor chip protection laws of an applicable jurisdiction.

          (e)     "Relating  to  the  Licensed  Software":
               (1) with respect to an Invention, means that the Invention was Conceived or reduced to practice as a direct result of Development Work; and
               (2) with respect to a Work of Authorship, means that the Work of Authorship was created within the scope of Development Work.


7.2 Ownership of the Project Code, The ownership of the Project Code will be entirely in SHARP. SHARP shall be free to license, assign, or otherwise transfer rights in and to the Project Code to any third party so long as such license, assignment or transfer of rights is noticed to NAVI-GATES and the derivative works royalties due NAVI-GATES, are paid as agreed.


7.3 Ownership of Inventions and Works of Authorship. The ownership of any Inventions or Works of Authorship Relating to the Project Code will remain in both SHARP and NAVI-GATES. SHARP shall be free to license, assign, or otherwise transfer rights in and to any Inventions or Works of Authorship relating to the Project Code to any third so long as such license, assignment or transfer of rights is noticed to NAVI-GATES and the fees due NAVI-GATES in lieu of future royalties, are paid as agreed.


     7.4 Disclosure of Inventions and Works. Each Party shall promptly notify the other Party of all Inventions or Works of Authorship Relating to the Project Code that may be made by the disclosing Party, alone or jointly with any other person and/or the personnel of any other party. All such disclosures shall include:
          (a) complete and accurate copies of all source code, executable code, design documentation, user documentation, work notes, test data, reports, samples, and other tangible evidence or results of such Invention or Work of Authorship; and
          (b) all information available to the disclosing Party concerning any third-party Intellectual Property Rights that may affect the utilization of the Invention or work of authorship, including any applicable third-party license agreements (which the disclosing Party may at its option designate as Confidential/Proprietary Information for disclosure only to inside or outside counsel for the other Party).

     7.5 Patent Applications; Copyright or Mask Work Registrations. SHARP and NAVI-GATES shall make individual determinations whether, when, and in which countries to seek patent protection; copyright or mask work registrations for Inventions or Works of Authorship Relating to the Project, and will individually bear all expenses associated with seeking such patent protection or registrations. Both Parties agree to grant the other a fully paid, non-exclusive, unlimited license to any intellectual property rights granted through the patent, copyright or mask work registration process for Inventions or Works of Authorship directly relating to the Project Code.

     7.6 Non Competition by NAVI-GATES. NAVI-GATES agrees that it shall not compete with SHARP by offering the Product Code for sale or license to any domestic U.S. telecommunication giant except through SHARP. As defined here, a domestic U.S. telecommunication giant shall include the domestic operations of AT&T, Sprint, MCI, any of the regional Bell operating Companies, or other similar giant telecommunication company offering classic voice over PSTN services or any other U S Domestic company who may compete with any such U.S. telecommunications giant such as ISP's Cable companies, long distance Companies, etc

     7.7 Grant of license to NAVI- GATES. Pursuant to the this Agreement, SHARP hereby grants to NAVI-GATES a non-exclusive, royalty free, unlimited license to use the Project Code, both object code and source code, for any and all purposes, including, without limitation, to create Derivative Works therefrom, and to modify and enhance the Project Code. NAVI-GATES shall further have the right to sub-license the Project Code and any Derivative Works based thereon to any third party under such terms and conditions as NAVI-GATES, in its sole discretion deems appropriate, EXCEPT that any such sub-license of the Project Code shall be subject to the terms and conditions of non-competition and confidentiality with respect to the Project Code set forth in Sections 7.6 and 14 of this Agreement. No royalties shall be due SHARP in connection with its license of the Project Code to NAVI-GATES. The parties to this Agreement hereby acknowledge the sufficiency of the consideration upon which this Agreement is based.

     7.8 Ownership of the Derivative Works. The ownership of any Derivative Works based on the Licensed Software made by NAVI-GATES as permitted in accordance with Agreement, and any Inventions or Works of Authorship relating to such Derivative Works, will be entirely in NAVI-GATES. NAVI-GATES shall be free to license, assign, or otherwise transfer rights in and to such Derivative Works and any inventions or Works of Authorship relating to such Derivative Works to any third party without notice to SHARP.

     7.9 No Other Assignments or Encumbrances. Neither SHARP nor NAVI-GATES shall assign, mortgage, license, or grant a security interest in any Invention or Work of Authorship Relating to the Project Code which would tend to hinder the other party in its exercise of license rights granted under this Agreement.



SECTION  8

REPRESENTATIONS  AND  WARRANTIES  BY  NAVI-GATES

     NAVI-GATES makes the following representations and warranties for the benefit of SHARP, as a present and ongoing affirmation of facts in existence at all times when this Agreement is in effect:

     8.1 Ownership Rights. NAVI-GATES represents and warrants that (1) except as provided in Section 12.3 hereof with respect to certain identified preexisting works licensed to SHARP, it is and will be the sole author of all works employed by NAVI-GATES in preparing any and all Deliverables; (2) it has and will have full and sufficient right to assign or grant the rights and/or licenses granted in the Deliverables pursuant to this Agreement; (3) all Deliverables, including all preexisting works addressed in Section 12.3 hereof, have not been and will not be published under circumstances that would cause a loss of copyright therein; and (4) all Deliverables, including all preexisting works addressed in
Section 12.3 hereof, do not and will not infringe any patents, copyrights, trademarks, or other intellectual property rights (including trade secrets), privacy or similar rights of any third party, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, nor is such a claim pending, against NAVI-GATES (or, insofar as NAVI-GATES is aware, any entity from which NAVI-GATES has obtained such rights).

     8.2 Conformity, Performance, and Compliance. NAVI-GATES represents and warrants (1) that all Deliverables shall be prepared in a workmanlike manner and with professional diligence and skill; (2) that all Deliverables will function on the machines and with operating systems for which they are designed; (3) that all Deliverables will conform to the specifications and functions set forth in the Exhibits relating thereto; and (4) that NAVI-GATES will perform all work called for by this Agreement in compliance with applicable law.


SECTION  9

TERM  AND  TERMINATION

     9.1 Term of Agreement. This Agreement shall be effective upon the date specified at the beginning hereof and shall remain in force until terminated by mutual written consent, unless otherwise terminated as provided herein.

     9.2 Material Breach. In addition to the provision authorizing termination hereunder, either party will have the right to terminate this Agreement because of a material breach of the Agreement by the other party which has not been cured sixty (60) business days after the date that the terminating party has notified the other party of the breach and advised the other party of its intention to terminate this Agreement if the breach remains uncured.

     9.3 Survival. In the event of any termination of this Agreement, Sections 8 and 12 through 18 hereof shall survive and continue in effect and shall inure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors, and assignees.


SECTION  10

SERVICE  AND  MAINTENANCE

Unless otherwise agreed under the terms of a separate Service and Maintenance Agreement, SHARP shall be responsible for all service and maintenance related to the Project Code once such Code has been delivered and accepted by NAVI-GATES.


SECTION  11

TRAINING

     Upon delivery and acceptance of the Project Code, NAVI-GATES shall provide SHARP with five (5) Days of training at SHARP's principal office, or such other location as may be mutually agreed upon by both parties. Provided, however, that SHARP shall reimburse NAVI-GATES for NAVI-GATES'S reasonable expenses incurred with respect to the provision of such training, including, without limitation, expense for travel, lodging and food.

                                   SECTION 12

YEAR  2000  WARRANTY

     Provided that all date data provided to the Programs is in full 4 digit year format, NAVI-GATES warrants that the Project Code as delivered to SHARP:
(i) has been designed to be year 2000 compliant, which shall include, as an illustration but not a limitation, date data century recognition, and calculations that accommodate same and multi-century formulae and date values;
(ii) operates or will operator during in accordance with the specifications listed in Exhibit A hereto prior to, during and after the calendar year 2000 AD; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents different centuries or more than one century. NAVI-GATES does not warrant century date compliance for third party software that is or may be used in conjunction with the Project Code, including database and operating systems vendors, and NAVI-GATES is not responsible for any non-compliance to the extent caused by hardware, third party software. NAVI-GATES is solely responsible for all system integration and testing of the Project Code in a fully year 2000-compliant operating environment, including all hardware, systems software, databases, network environment, and other interoperating components.


SECTION  13

LIMITATION  OF  REMEDIES;  WARRANTY

     EXCEPT AS EXPRESSLY PRVIDED HEREIN, NAVI-GATES SHALL HAVE NO LIABILITY TO SHARP FOR ANY CLAIM, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRCTLY, INDIRECTLY, INCIDENTALLY OR CONSEQUENTIALLY BY THE PROJECT CODE, BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN, BY ANY INCIDENT WHATSOEVER IN CONNECTION THEREWITH, ARISING IN STRICT LIABILITY, NEGLEGENCE OR OTHERWISE, OR IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT EVEN IF NAVI-GATES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH CLAIM, LOSS OR DAMAGE, EXCEPT FOR FAILURE TO DELIVER THE PROJECT CODE, IN WHICH EVENT NAVI-GATES'S LIABILITY SHALL BE LIMITED TO THE PAYMENTS ACTUALLY HERETOFORE PAID TO NAVI-GATES BY SHARP HEREUNDER. In no event will NAVI-GATES be liable for any damages arising from any claim against SHARP by any other party, including, but not limited to Customers. NAVI-GATES MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PROJECT CODE OR ANY OTHER MATTER HEREIN AND EXPRESSLY DISCLAIMS THE SAME.


                                   SECTION 14

CONFIDENTIALITY  RESTRICTIONS

     a. Confidential Information. Documentation and information (including orally or visually disclosed information) is "Confidential Information" for the purposes of this Section 14 if (a) it is designated as confidential or proprietary, by letter, stamp or legend;
          (b) it forms part or the whole of the source code for the Project Code; or (c) the disclosing party, at the time of disclosure, verbally indicates that such disclosure is confidential and within ten (10) business Days of such disclosure, confirms by notice in writing to the receiving party that such disclosure is confidential. Confidential Information shall not include information defined as Confidential
          Information about which the receiving party can conclusively establish: (i) was in the possession of the receiving party at the time of disclosure; (ii) prior to or after the time of disclosure becomes public knowledge without the act or omission of the party to whom it was disclosed; (iii) is disclosed to the receiving party by a third party under no legal obligations to maintain the confidentiality of such information; or (iv) was independently developed by the receiving party without reference to the Confidential Information of the disclosing party. All such Confidential Information shall be treated as confidential by the receiving party and its employees and shall not be disclosed by the receiving party without the disclosing party's prior written consent. However, the receiving party may disclose Confidential Information of the disclosing party in accordance with judicial or other governmental order, provided the receiving party shall give the disclosing party's Confidential Information, shall, if requested, assist the disclosing party in obtaining a restrictive order to request confidential treatment or prevent such disclosure, and shall comply with any applicable protective order or equivalent. For the purposes of certainty, the terms of this Agreement, including the financial terms shall be maintained in confidence by both parties.

     b. Treatment of Confidential Information. Neither party shall in any way duplicate All or any part of the other party's Confidential Information, except in accordance with the terms and conditions of this Agreement. Each party shall have an appropriate agreement with each of its employees, contractors and agents having access to the other party's Confidential Information sufficient to enable that party to comply with all terms of this Agreement. Each party agrees to protect the other's Confidential Information with the same standard of care and procedures which it uses to protect its own trade secrets and confidential or proprietary information of like importance and, in any event, shall adopt or maintain procedures reasonably calculated to protect such Confidential Information. In no event shall such a standard be less than a reasonable degree of care.

     c. Further Treatment of Confidential Information. Each party agrees to hold the other party's Confidential Information in trust and confidence for such party and not use same other than as expressly authorized under this Agreement. Each party agrees not to disclose any such Confidential Information without the prior written consent of the other, to anyone other than that party's employees who have a need to know same to carry out the rights granted hereunder.

     d. Action to Protect. Each party shall promptly report to the other any actual or suspected violation of the terms of this Section, and shall take all reasonable steps to prevent, control or remedy such violation.



                                   SECTION 15

B.     MUTUAL  REPRESENTATIONS

     Each  party  hereby  represents  and  warrants  as  follows:

     a. Title. That it has all permissions consents, licenses, and authorizations necessary to enter into this Agreement and to carry out the transactions that are the subject of this Agreement, including, without limitation, appropriate corporate authority and all licenses and consents required from third parties.

     b. No Conflict. That, to the best of its knowledge, the products and services that are the subject of this Agreement are not subject to any pending or threatened legal claims or legal causes of action, including, without limitation, any pending or threatened legal causes or claims relating to the alleged infringement of the proprietary rights of others or the alleged failure of the relevant party to satisfy its obligations to creditors.

                                   SECTION 16

INDEMNIFICATION

     Each party will and hereby does agree to indemnify, defend, and hold the other party, and the owners, shareholders, officers, directors, employees, contractors, agents, and representatives of the other party, harmless from all liabilities, damage or remedial or punitive awards of any kind, costs and fees of any kind (including costs of defense and reasonable attorney fees), claims or causes of any kind (whether pending or threatened), arising from, resulting from or relating to: (1) its own conduct, including conduct of its owners, shareholders, officers, directors, employees, contractors, agents, and representatives, unless such conduct is carried out at the express written instruction of other party; (2) its own products or services, but only to the extent that such products are not modified by the other party; (3) any breach of a warranty or representation given in this Agreement; and, (4) any material or information it provides to the other party, but only so long as the material or information is used, disclosed, and maintained consistent with the terms of this Agreement or any express written instructions provided at the time the other party receives the information or material at issue; and provided that the other party provides prompt written notification to the defending party of any action requiring indemnification. Without limiting the generality of the foregoing, NAVI-GATES'S entire liability under this Agreement shall in no event exceed the amounts paid to it by SHARP.


SECTION  17

PARTNERSHIP  DISCLAIMER

     Any intention to create a partnership, as such term is defined in Section 761 of the Internal Revenue Code of 1986, among any or all of the parties is disclaimed. Any party may file on behalf of all parties an election under
Section 761 of the Internal Revenue Code of 1986 that Subchapter K of Chapter I of Subtitle A of the Internal Revenue Code of 1986 shall not be applicable to the parties. In no event is the relationship between the parties hereto to be deemed to be a partnership under any applicable law.


                                   SECTION 18

MISCELLANEOUS

     a. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

     b. Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

     c. Assignments. No party shall assign his or its rights and/or obligations hereunder without the prior written consent of each other party to this Agreement, except to a subsidiary in which case such assignment will not release the assignor from its obligations hereunder without the prior written consent of the other party.

     d. Further Assurances. The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

     e. Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

     f. Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:


         If  to  NAVI-GATES:

         Robert  C.  Wesolek
         NAVI-GATES  Corporation
         101  Westcott,  Suite  304
         Houston,  Texas,  77007

         If  to  SHARP:

         George  SHARP,  President
         SHARP  Technology,  Inc.
         5120  Woodway,  Suite  9029
         Houston,  TX  77056
         GSHARP@SHARPtechnology.com
         --------------------------

          Or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery,
          (b) on the date telecommunicated if by telegraph, (c) on the date of transmission with confirmed answer back if by telex, and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.


     g. Headings. The headings contained in this Agreement are for convenience of reference only, and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

     h. Severability. If any part of this Agreement or any other Agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

     i. No Waiver. The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by any party of any breach of any provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

     j. Jurisdiction and Venue. Any claim, controversy or dispute between the Parties', their Affiliates, agents, employees, officers, or directors ("Dispute") shall be conducted in the City and State of the party against whom the action is brought, and the laws of such state shall govern the construction and interpretation of the Agreement.

     k. Attorney's Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

     l. Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

     m. Export Limitations. In the event of any distribution by SHARP of Project Code outside the United States, SHARP agrees to comply with all applicable United States Federal and State laws, rules and regulations.

     n. Counterparts. This Agreement may be executed in one or more counterparts, each, which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     o. Incorporation of Exhibits. All Exhibits attached hereto shall be deemed as part of this Agreement, and all capitalized terms used in such Exhibits shall have the same meanings ascribed thereto in this Agreement.

     p. Force Majeure. Either party shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such party; provided that, in order to be excused from delay or failure to perform, such party must act diligently to remedy the cause of such delay or failure.

     q. Required Approvals. Where agreement, approval, acceptance, or consent by either party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

     r. Authority of NAVI-GATES. NAVI-GATES has the sole right and obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed all work to be carried out by NAVI-GATES hereunder unless otherwise provided herein.


     IN WITNESS THEREOF, SHARP and NAVI-GATES have caused this Agreement to be signed and delivered by their duly authorized officers, all as of the date first herein above written.


SHARP  TECHNOLOGY  INC.

/s/  George  Sharp
----------------------------------
By:  George  SHARP
Title:  President  &  CEO
Date:  June  25,  1999

THE  NAVI-GATES  CORPORATION

/s/  Robert  Wesolek
----------------------------------
By:  Robert  C.  Wesolek
Title: General & Managing Partner
Date:  June  25,  1999